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                                                                  EXHIBIT 21.01
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                      SUBSIDIARIES OF NEMATRON CORPORATION
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-        Imagination Systems, Inc.
-        NemaSoft, Inc.
-        Nematron, Ltd.
-        Nematron Europa, B.V.





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